Exhibit 99.1

CONTACT:
Press Inquiries	Investor Inquiries
Public Relations	Investor Relations
Sycamore Networks, Inc	Sycamore Networks, Inc.
978-250-3433	978-250-3460
scott.larson@sycamorenet.com	investor.info@sycamorenet.com

SYCAMORE NETWORKS COMPLETES ACQUISITION OF EASTERN RESEARCH

Acquisition Increases Customer Base and Expands Product Portfolio with Complementary Suite of

Carrier-Class Network Access Solutions

CHELMSFORD, Mass., September 6, 2006 – Sycamore Networks, Inc. (NASDAQ: SCMR) today announced it has completed the acquisition of Eastern Research, Inc., an innovative provider of network access solutions for fixed line and mobile network operators worldwide. The addition of Eastern Research's field-proven products enables Sycamore to expand its customer base, increase the markets it serves, and extend its intelligent networking capabilities to a complementary suite of carrier-class access solutions.

With the close of this transaction, Sycamore offers a broad range of intelligent networking solutions that span multiple network segments, including network access, regional backhaul, and core switching sites. The Company’s expanded portfolio, which now includes multiservice cross-connects, multiservice access platforms and base station access gateway solutions, enables network operators to cost-efficiently optimize service bandwidth, streamline network operations, and deploy new services while improving performance and reliability.

“As fixed line and mobile networks evolve to support a growing number of dynamic broadband services and applications, network operators will require new levels of efficiency, agility, and scalability from network access points to the optical core," said Daniel E. Smith, president and chief executive officer, Sycamore Networks. “This acqusition is a first step towards leveraging Sycamore’s strengths in the core to offer our customers a more comprehensive suite of solutions optimized for the traffic driving network growth.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent networking solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore's global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties include, but are not limited to risks relating to (a) our ability to successfully integrate the businesses of the Company and Eastern Research, Inc., which may result in the combined company not operating as effectively and efficiently as expected; (b) our ability to achieve the expected synergies from the merger or it may take longer than expected to achieve those synergies; (c) unexpected costs or unexpected liabilities, or the effects of purchase accounting resulting from the merger may be different from our expectations; (d) the combined company may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors; (e) the formal investigations commenced by the Securities and Exchange Commission and the U.S. Attorney’s office with respect to certain stock options granted by the Company, additional actions and findings that may result from the Company's investigation into the accounting treatment for stock options, including the possible restatement of previously issued financial statements, the possible inability of the Company to file its Annual Report on Form 10-K on a timely basis and the possible issuance of a delisting notice by Nasdaq. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results in the Company's most recently filed Form 10-Q, Form 10-K and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.